Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 27, 2008, and	Registration No. 333-145845
the Prospectus Supplement dated August 27, 2008)
October 17, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: October 31, 2008

•	Initial valuation date: October 28, 2008

•	Final valuation date: April 27, 2009

•	Maturity date: April 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	TBD	FWP-7	AAPL	TBD	20.000%	70.0%	TBD	TBD	TBD	TBD	E-2735	06738QSN9/ US06738QSN96
Arch Coal, Inc.	TBD	FWP-9	ACI	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2736	06738QSP4/ US06738QSP45
Archer Daniels Midland Company	TBD	FWP-11	ADM	TBD	12.000%	60.0%	TBD	TBD	TBD	TBD	E-2737	06738QSQ2/ US06738QSQ28
Amazon.com, Inc.	TBD	FWP-13	AMZN	TBD	17.000%	60.0%	TBD	TBD	TBD	TBD	E-2738	06738QSR0/ US06738QSR01
Apache Corporation	TBD	FWP-15	APA	TBD	15.000%	60.0%	TBD	TBD	TBD	TBD	E-2739	06738QST6/ US06738QST66
American Express Company	TBD	FWP-17	AXP	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2740	06738QSU3/ US06738QSU30
The Boeing Company	TBD	FWP-19	BA	TBD	10.300%	70.0%	TBD	TBD	TBD	TBD	E-2741	06738QSV1/ US06738QSV13
Peabody Energy Corporation	TBD	FWP-21	BTU	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2742	06738QSW9/ US06738QSW95
Citigroup Inc.	TBD	FWP-23	C	TBD	18.800%	60.0%	TBD	TBD	TBD	TBD	E-2743	06738QSX7/ US06738QSX78
Chesapeake Energy Corporation	TBD	FWP-25	CHK	TBD	18.000%	60.0%	TBD	TBD	TBD	TBD	E-2744	06738QSY5/ US06738QSY51
Cisco Systems, Inc.	TBD	FWP-27	CSCO	TBD	12.000%	70.0%	TBD	TBD	TBD	TBD	E-2745	06738QSZ2/ US06738QSZ27
CSX Corporation	TBD	FWP-29	CSX	TBD	10.000%	75.0%	TBD	TBD	TBD	TBD	E-2746	06738QTA6/ US06738QTA66
The Dow Chemical Company	TBD	FWP-31	DOW	TBD	12.900%	70.0%	TBD	TBD	TBD	TBD	E-2747	06738QTB4/ US06738QTB40
DryShips Inc.	TBD	FWP-33	DRYS	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2748	06738QTC2/ US06738QTC23
Devon Energy Corporation	TBD	FWP-35	DVN	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2749	06738QTD0/ US06738QTD06
First Solar, Inc.	TBD	FWP-37	FSLR	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2750	06738QTE8/ US06738QTE88
Goldcorp Inc.	TBD	FWP-39	GG	TBD	17.000%	60.0%	TBD	TBD	TBD	TBD	E-2751	06738QTF5/ US06738QTF53
Garmin Ltd.	TBD	FWP-41	GRMN	TBD	19.600%	60.0%	TBD	TBD	TBD	TBD	E-2752	06738QTG3/ US06738QTG37
The Home Depot, Inc	TBD	FWP-43	HD	TBD	13.400%	70.0%	TBD	TBD	TBD	TBD	E-2753	06738QTH1/ US06738QTH10
Ingersoll-Rand Company Limited	TBD	FWP-45	IR	TBD	13.500%	70.0%	TBD	TBD	TBD	TBD	E-2754	06738QTJ7/ US06738QTJ75
Monsanto Company	TBD	FWP-47	MON	TBD	17.000%	60.0%	TBD	TBD	TBD	TBD	E-2755	06738QTK4/ US06738QTK49
The Mosaic Company	TBD	FWP-49	MOS	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2756	06738QTL2/ US06738QTL22
Merck & Co., Inc.	TBD	FWP-51	MRK	TBD	14.000%	75.0%	TBD	TBD	TBD	TBD	E-2757	06738QTM0/ US06738QTM05
Microsoft Corporation	TBD	FWP-53	MSFT	TBD	12.500%	75.0%	TBD	TBD	TBD	TBD	E-2758	06738QTN8/ US06738QTN87
The Nasdaq Stock Market, Inc.	TBD	FWP-55	NDAQ	TBD	17.500%	60.0%	TBD	TBD	TBD	TBD	E-2759	06738QTP3/ US06738QTP36
Noble Corporation	TBD	FWP-57	NE	TBD	19.000%	70.0%	TBD	TBD	TBD	TBD	E-2760	06738QTQ1/ US06738QTQ19
National Oilwell Varco, Inc.	TBD	FWP-59	NOV	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2761	06738QTR9/ US06738QTR91
Norfolk Southern Corporation	TBD	FWP-61	NSC	TBD	13.400%	70.0%	TBD	TBD	TBD	TBD	E-2762	06738QTS7/ US06738QTS74
Southern Copper Corporation	TBD	FWP-63	PCU	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2763	06738QTT5/ US06738QTT57
Potash Corporation of Saskatchewan Inc.	TBD	FWP-65	POT	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2764	06738QTU2/ US06738QTU21
QUALCOMM Incorporated	TBD	FWP-67	QCOM	TBD	10.100%	70.0%	TBD	TBD	TBD	TBD	E-2765	06738QTV0/ US06738QTV04
Research In Motion Limited	TBD	FWP-69	RIMM	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2766	06738QTW8/ US06738QTW86
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-71	SLB	TBD	15.000%	70.0%	TBD	TBD	TBD	TBD	E-2767	06738QTX6/ US06738QTX69
Superior Energy Services, Inc.	TBD	FWP-73	SPN	TBD	14.500%	70.0%	TBD	TBD	TBD	TBD	E-2768	06738QTY4/ US06738QTY43
AT&T INC.	TBD	FWP-75	T	TBD	15.000%	75.0%	TBD	TBD	TBD	TBD	E-2769	06738QUA4/ US06738QUA48

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in

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this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
October 15, 2008	$107.00	$97.90	$98.00

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $98.00

Protection level: 70.00%

Protection price: $68.60

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.204082

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-6

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-7

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
October 15, 2008	$24.02	$20.52	$20.60

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $20.60

Protection level: 60.00%

Protection price: $12.36

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.543689

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 1.53% per annum

Coupon amount monthly: $16.67

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.77%
+ 90%	10.00%		90.77%
+ 80%	10.00%		80.77%
+ 70%	10.00%		70.77%
+ 60%	10.00%		60.77%
+ 50%	10.00%		50.77%
+ 40%	10.00%		40.77%
+ 30%	10.00%		30.77%
+ 20%	10.00%		20.77%
+ 10%	10.00%		10.77%
+ 5%	10.00%		5.77%

0%	10.00%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.23%
- 10%	10.00%	0.00%	-9.23%
- 20%	10.00%	-10.00%	-19.23%
- 30%	10.00%	-20.00%	-29.23%
- 40%	10.00%	-30.00%	-39.23%
- 50%	N/A	-40.00%	-49.23%
- 60%	N/A	-50.00%	-59.23%
- 70%	N/A	-60.00%	-69.23%
- 80%	N/A	-70.00%	-79.23%
- 90%	N/A	-80.00%	-89.23%
- 100%	N/A	-90.00%	-99.23%

FWP-9

Archer Daniels Midland Company

According to publicly available information, Archer Daniels Midland Company (the “Company”) is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other value-added food and feed ingredients. The Company also has a grain elevator and transportation network to procure, store, clean, and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats, and barley.

The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
September 30, 2008	$33.75	$19.70	$21.91
October 15, 2008	$17.81	$15.93	$16.09

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $16.09

Protection level: 60.00%

Protection price: $9.65

Physical delivery amount: 62($1,000/Initial price)

Fractional shares: 0.150404

Coupon: 12.00% per annum

Maturity: April 30, 2009

Dividend yield: 2.94% per annum

Coupon amount monthly: $10.00

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.47%
+ 90%	6.00%		91.47%
+ 80%	6.00%		81.47%
+ 70%	6.00%		71.47%
+ 60%	6.00%		61.47%
+ 50%	6.00%		51.47%
+ 40%	6.00%		41.47%
+ 30%	6.00%		31.47%
+ 20%	6.00%		21.47%
+ 10%	6.00%		11.47%
+ 5%	6.00%		6.47%

0%	6.00%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.53%
- 10%	6.00%	-4.00%	-8.53%
- 20%	6.00%	-14.00%	-18.53%
- 30%	6.00%	-24.00%	-28.53%
- 40%	6.00%	-34.00%	-38.53%
- 50%	N/A	-44.00%	-48.53%
- 60%	N/A	-54.00%	-58.53%
- 70%	N/A	-64.00%	-68.53%
- 80%	N/A	-74.00%	-78.53%
- 90%	N/A	-84.00%	-88.53%
- 100%	N/A	-94.00%	-98.53%

FWP-11

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
October 15, 2008	$54.60	$48.35	$48.71

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $48.71

Protection level: 60.00%

Protection price: $29.23

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.529665

Coupon: 17.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	8.50%	-21.50%	-30.00%
- 40%	8.50%	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

FWP-13

Apache Corporation

According to publicly available information, Apache Corporation (the “Company”) is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, the Company’s exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian basin, the Anadarko basin and the Western Sedimentary basin of Canada. Outside of North America, the Company has exploration and production interests in Egypt, offshore Western Australia, offshore the United Kingdom (U.K.), in the North Sea (North Sea) and onshore Argentina.

The Company’s mission is to grow a profitable upstream oil and gas company by building a portfolio of core areas which provide long-term growth opportunities through grass-roots drilling supplemented by occasional acquisitions. Operating regions are given the autonomy necessary to make drilling and operating decisions and to act quickly.

In 2008, the Company is planning another active year of drilling and has a set preliminary exploration and development budget of approximately $4.6 billion, or nine percent more than 2007. The Company’s plan for 2008 also includes just under $400 million for gathering, transmission and processing assets.

The linked share’s SEC file number is: 1-4300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$28.88	$23.53	$27.14
March 31, 2003	$32.28	$26.26	$30.87
June 30, 2003	$34.60	$28.35	$32.53
September 30, 2003	$35.04	$30.41	$34.67
December 31, 2003	$41.68	$34.05	$40.55
March 31, 2004	$43.49	$36.80	$43.17
June 30, 2004	$45.99	$38.53	$43.55
September 30, 2004	$50.96	$42.45	$50.11
December 31, 2004	$54.38	$47.79	$50.57
March 31, 2005	$65.90	$47.45	$61.23
June 30, 2005	$67.98	$51.52	$64.60
September 30, 2005	$78.11	$64.90	$75.22
December 30, 2005	$75.95	$59.40	$68.52
March 31, 2006	$76.21	$63.25	$65.51
June 30, 2006	$75.65	$56.52	$68.25
September 29, 2006	$72.40	$59.18	$63.20
December 29, 2006	$70.50	$59.99	$66.51
March 30, 2007	$73.44	$63.01	$70.70
June 29, 2007	$87.82	$70.53	$81.59
September 28, 2007	$91.24	$72.67	$90.06
December 31, 2007	$109.32	$87.44	$107.54
March 31, 2008	$122.33	$84.52	$120.82
June 30, 2008	$149.23	$117.67	$139.00
September 30, 2008	$145.00	$94.82	$104.28
October 15, 2008	$76.04	$64.75	$65.28

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APA

Initial price: $65.28

Protection level: 60.00%

Protection price: $39.17

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.318627

Coupon: 15.00% per annum

Maturity: April 30, 2009

Dividend yield: 1.06% per annum

Coupon amount monthly: $12.50

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.53%
+ 90%	7.50%		90.53%
+ 80%	7.50%		80.53%
+ 70%	7.50%		70.53%
+ 60%	7.50%		60.53%
+ 50%	7.50%		50.53%
+ 40%	7.50%		40.53%
+ 30%	7.50%		30.53%
+ 20%	7.50%		20.53%
+ 10%	7.50%		10.53%
+ 5%	7.50%		5.53%

0%	7.50%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.47%
- 10%	7.50%	-2.50%	-9.47%
- 20%	7.50%	-12.50%	-19.47%
- 30%	7.50%	-22.50%	-29.47%
- 40%	7.50%	-32.50%	-39.47%
- 50%	N/A	-42.50%	-49.47%
- 60%	N/A	-52.50%	-59.47%
- 70%	N/A	-62.50%	-69.47%
- 80%	N/A	-72.50%	-79.47%
- 90%	N/A	-82.50%	-89.47%
- 100%	N/A	-92.50%	-99.47%

FWP-15

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
October 15, 2008	$27.22	$24.12	$24.41

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $24.41

Protection level: 60.00%

Protection price: $14.65

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.966817

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 3.11% per annum

Coupon amount monthly: $16.67

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.56%
+ 90%	10.00%		91.56%
+ 80%	10.00%		81.56%
+ 70%	10.00%		71.56%
+ 60%	10.00%		61.56%
+ 50%	10.00%		51.56%
+ 40%	10.00%		41.56%
+ 30%	10.00%		31.56%
+ 20%	10.00%		21.56%
+ 10%	10.00%		11.56%
+ 5%	10.00%		6.56%

0%	10.00%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.44%
- 10%	10.00%	0.00%	-8.44%
- 20%	10.00%	-10.00%	-18.44%
- 30%	10.00%	-20.00%	-28.44%
- 40%	10.00%	-30.00%	-38.44%
- 50%	N/A	-40.00%	-48.44%
- 60%	N/A	-50.00%	-58.44%
- 70%	N/A	-60.00%	-68.44%
- 80%	N/A	-70.00%	-78.44%
- 90%	N/A	-80.00%	-88.44%
- 100%	N/A	-90.00%	-98.44%

FWP-17

The Boeing Company

According to publicly available information, The Boeing Company (the “Company”) together with its subsidiaries is one of the world’s major aerospace firms. The Company is organized based on the products and services it offers. The Company operates in five principal segments: Commercial Airplanes; the three segments that comprise its Integrated Defence Systems (IDS) business: Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS) and Support Systems; and Boeing Capital Corporation (BCC). The Company’s other segment classifications principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

The Company’s workforce level at December 31, 2007 was approximately 159,300, including approximately 3,846 in Australia and 1,720 in Canada.

The linked share’s SEC file number is: 1-442.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$36.02	$28.53	$32.99
March 31, 2003	$34.59	$24.73	$25.06
June 30, 2003	$36.50	$25.20	$34.32
September 30, 2003	$38.90	$31.00	$34.33
December 31, 2003	$43.35	$34.40	$42.14
March 31, 2004	$45.10	$38.04	$41.07
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.22	$46.60	$51.62
December 31, 2004	$55.48	$48.20	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.71	$56.22	$66.00
September 30, 2005	$68.38	$62.02	$67.95
December 30, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.45	$66.49	$77.93
June 30, 2006	$89.58	$76.40	$81.91
September 29, 2006	$84.06	$72.17	$78.85
December 29, 2006	$92.03	$77.79	$88.84
March 30, 2007	$92.24	$84.60	$88.91
June 29, 2007	$100.96	$88.08	$96.16
September 28, 2007	$107.80	$90.08	$104.99
December 31, 2007	$107.15	$85.55	$87.46
March 31, 2008	$87.76	$71.59	$74.37
June 30, 2008	$88.28	$65.56	$65.72
September 30, 2008	$69.50	$54.20	$57.35
October 15, 2008	$45.46	$41.94	$42.33

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BA

Initial price: $42.33

Protection level: 70.00%

Protection price: $29.63

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.623907

Coupon: 10.30% per annum

Maturity: April 30, 2009

Dividend yield: 3.72% per annum

Coupon amount monthly: $8.58

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		101.86%
+ 90%	5.15%		91.86%
+ 80%	5.15%		81.86%
+ 70%	5.15%		71.86%
+ 60%	5.15%		61.86%
+ 50%	5.15%		51.86%
+ 40%	5.15%		41.86%
+ 30%	5.15%		31.86%
+ 20%	5.15%		21.86%
+ 10%	5.15%		11.86%
+ 5%	5.15%		6.86%

0%	5.15%		1.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-3.14%
- 10%	5.15%	-4.85%	-8.14%
- 20%	5.15%	-14.85%	-18.14%
- 30%	5.15%	-24.85%	-28.14%
- 40%	N/A	-34.85%	-38.14%
- 50%	N/A	-44.85%	-48.14%
- 60%	N/A	-54.85%	-58.14%
- 70%	N/A	-64.85%	-68.14%
- 80%	N/A	-74.85%	-78.14%
- 90%	N/A	-84.85%	-88.14%
- 100%	N/A	-94.85%	-98.14%

FWP-19

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
October 15, 2008	$28.87	$24.08	$24.24

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $24.24

Protection level: 60.00%

Protection price: $14.54

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.254125

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.88% per annum

Coupon amount monthly: $16.67

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.44%
+ 90%	10.00%		90.44%
+ 80%	10.00%		80.44%
+ 70%	10.00%		70.44%
+ 60%	10.00%		60.44%
+ 50%	10.00%		50.44%
+ 40%	10.00%		40.44%
+ 30%	10.00%		30.44%
+ 20%	10.00%		20.44%
+ 10%	10.00%		10.44%
+ 5%	10.00%		5.44%

0%	10.00%		0.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.56%
- 10%	10.00%	0.00%	-9.56%
- 20%	10.00%	-10.00%	-19.56%
- 30%	10.00%	-20.00%	-29.56%
- 40%	10.00%	-30.00%	-39.56%
- 50%	N/A	-40.00%	-49.56%
- 60%	N/A	-50.00%	-59.56%
- 70%	N/A	-60.00%	-69.56%
- 80%	N/A	-70.00%	-79.56%
- 90%	N/A	-80.00%	-89.56%
- 100%	N/A	-90.00%	-99.56%

FWP-21

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 28, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
September 30, 2008	$22.21	$12.85	$20.51
October 15, 2008	$17.93	$16.00	$16.23

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $16.23

Protection level: 60.00%

Protection price: $9.74

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.614295

Coupon: 18.80% per annum

Maturity: April 30, 2009

Dividend yield: 9.88% per annum

Coupon amount monthly: $15.67

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.40%		104.94%
+ 90%	9.40%		94.94%
+ 80%	9.40%		84.94%
+ 70%	9.40%		74.94%
+ 60%	9.40%		64.94%
+ 50%	9.40%		54.94%
+ 40%	9.40%		44.94%
+ 30%	9.40%		34.94%
+ 20%	9.40%		24.94%
+ 10%	9.40%		14.94%
+ 5%	9.40%		9.94%

0%	9.40%		4.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.40%	4.40%	-0.06%
- 10%	9.40%	-0.60%	-5.06%
- 20%	9.40%	-10.60%	-15.06%
- 30%	9.40%	-20.60%	-25.06%
- 40%	9.40%	-30.60%	-35.06%
- 50%	N/A	-40.60%	-45.06%
- 60%	N/A	-50.60%	-55.06%
- 70%	N/A	-60.60%	-65.06%
- 80%	N/A	-70.60%	-75.06%
- 90%	N/A	-80.60%	-85.06%
- 100%	N/A	-90.60%	-95.06%

FWP-23

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 38,500 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2007, 47% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
October 15, 2008	$20.29	$15.90	$16.34

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $16.34

Protection level: 60.00%

Protection price: $9.80

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.199510

Coupon: 18.00% per annum

Maturity: April 30, 2009

Dividend yield: 1.66% per annum

Coupon amount monthly: $15.00

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.83%
+ 90%	9.00%		90.83%
+ 80%	9.00%		80.83%
+ 70%	9.00%		70.83%
+ 60%	9.00%		60.83%
+ 50%	9.00%		50.83%
+ 40%	9.00%		40.83%
+ 30%	9.00%		30.83%
+ 20%	9.00%		20.83%
+ 10%	9.00%		10.83%
+ 5%	9.00%		5.83%

0%	9.00%		0.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.17%
- 10%	9.00%	-1.00%	-9.17%
- 20%	9.00%	-11.00%	-19.17%
- 30%	9.00%	-21.00%	-29.17%
- 40%	9.00%	-31.00%	-39.17%
- 50%	N/A	-41.00%	-49.17%
- 60%	N/A	-51.00%	-59.17%
- 70%	N/A	-61.00%	-69.17%
- 80%	N/A	-71.00%	-79.17%
- 90%	N/A	-81.00%	-89.17%
- 100%	N/A	-91.00%	-99.17%

FWP-25

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$15.48	$8.12	$13.10
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
September 28, 2007	$33.37	$27.79	$33.11
December 31, 2007	$34.24	$26.82	$27.07
March 31, 2008	$27.30	$21.79	$24.09
June 30, 2008	$27.72	$22.91	$23.26
September 30, 2008	$25.25	$20.58	$22.56
October 15, 2008	$18.19	$16.50	$16.62

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $16.62

Protection level: 70.00%

Protection price: $11.63

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.168472

Coupon: 12.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

FWP-26

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	6.00%	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

FWP-27

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

The linked share’s SEC file number is: 1-8022

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$15.06	$12.55	$14.16
March 31, 2003	$15.43	$12.75	$14.26
June 30, 2003	$16.58	$14.10	$15.05
September 30, 2003	$16.50	$14.46	$14.63
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 28, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
September 30, 2008	$69.48	$50.51	$54.57
October 15, 2008	$46.28	$41.77	$42.85

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $42.85

Protection level: 75.00%

Protection price: $32.14

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.337223

Coupon: 10.00% per annum

Maturity: April 30, 2009

Dividend yield: 1.63% per annum

Coupon amount monthly: $8.33

FWP-28

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.82%
+ 90%	5.00%		90.82%
+ 80%	5.00%		80.82%
+ 70%	5.00%		70.82%
+ 60%	5.00%		60.82%
+ 50%	5.00%		50.82%
+ 40%	5.00%		40.82%
+ 30%	5.00%		30.82%
+ 20%	5.00%		20.82%
+ 10%	5.00%		10.82%
+ 5%	5.00%		5.82%

0%	5.00%		0.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.18%
- 10%	5.00%	-5.00%	-9.18%
- 20%	5.00%	-15.00%	-19.18%
- 30%	N/A	-25.00%	-29.18%
- 40%	N/A	-35.00%	-39.18%
- 50%	N/A	-45.00%	-49.18%
- 60%	N/A	-55.00%	-59.18%
- 70%	N/A	-65.00%	-69.18%
- 80%	N/A	-75.00%	-79.18%
- 90%	N/A	-85.00%	-89.18%
- 100%	N/A	-95.00%	-99.18%

FWP-29

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. In 2006, the Company had annual sales of $53.5 billion and employed approximately 45,900 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$32.20	$24.10	$29.70
March 31, 2003	$31.30	$24.83	$27.61
June 30, 2003	$32.95	$27.20	$30.96
September 30, 2003	$35.89	$30.26	$32.54
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
October 15, 2008	$25.42	$22.30	$22.31

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $22.31

Protection level: 70.00%

Protection price: $15.62

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.822949

Coupon: 12.90% per annum

Maturity: April 30, 2009

Dividend yield: 7.25% per annum

Coupon amount monthly: $10.75

FWP-30

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.45%		103.63%
+ 90%	6.45%		93.63%
+ 80%	6.45%		83.63%
+ 70%	6.45%		73.63%
+ 60%	6.45%		63.63%
+ 50%	6.45%		53.63%
+ 40%	6.45%		43.63%
+ 30%	6.45%		33.63%
+ 20%	6.45%		23.63%
+ 10%	6.45%		13.63%
+ 5%	6.45%		8.63%

0%	6.45%		3.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.45%	1.45%	-1.37%
- 10%	6.45%	-3.55%	-6.37%
- 20%	6.45%	-13.55%	-16.37%
- 30%	6.45%	-23.55%	-26.37%
- 40%	N/A	-33.55%	-36.37%
- 50%	N/A	-43.55%	-46.37%
- 60%	N/A	-53.55%	-56.37%
- 70%	N/A	-63.55%	-66.37%
- 80%	N/A	-73.55%	-76.37%
- 90%	N/A	-83.55%	-86.37%
- 100%	N/A	-93.55%	-96.37%

FWP-31

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of thirty-eight vessels and eight newbuildings consisting of nine Capesize drybulk carriers including four newbuilding Capesize drybulk carriers, thirty-three Panamax drybulk carriers including two newbuilding Panamax drybulk carriers, two newbuilding Kamsarmax drybulk carriers, and two Supramax drybulk carriers. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, the Company has also chartered-in a 2000 built Panamax drybulk carrier for a period of three years ending in December 2008. The average age of the vessels in the Company’s fleet is 8.8 years. The expected date of delivery of the eight newbuilding vessels are between the second quarter of 2008 and second quarter of 2010, respectively.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 000-51141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
October 15, 2008	$23.15	$20.10	$20.35

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $20.35

Protection level: 60.00%

Protection price: $12.21

Physical delivery amount: 49($1,000/Initial price)

Fractional shares: 0.140049

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 4.25% per annum

Coupon amount monthly: $16.67

FWP-32

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		102.13%
+ 90%	10.00%		92.13%
+ 80%	10.00%		82.13%
+ 70%	10.00%		72.13%
+ 60%	10.00%		62.13%
+ 50%	10.00%		52.13%
+ 40%	10.00%		42.13%
+ 30%	10.00%		32.13%
+ 20%	10.00%		22.13%
+ 10%	10.00%		12.13%
+ 5%	10.00%		7.13%

0%	10.00%		2.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-2.87%
- 10%	10.00%	0.00%	-7.87%
- 20%	10.00%	-10.00%	-17.87%
- 30%	10.00%	-20.00%	-27.87%
- 40%	10.00%	-30.00%	-37.87%
- 50%	N/A	-40.00%	-47.87%
- 60%	N/A	-50.00%	-57.87%
- 70%	N/A	-60.00%	-67.87%
- 80%	N/A	-70.00%	-77.87%
- 90%	N/A	-80.00%	-87.87%
- 100%	N/A	-90.00%	-97.87%

FWP-33

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 30, 2008	$127.10	$82.13	$91.20
October 15, 2008	$72.13	$62.30	$62.65

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $62.65

Protection level: 60.00%

Protection price: $37.59

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.961692

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.99% per annum

Coupon amount monthly: $16.67

FWP-34

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.50%
+ 90%	10.00%		90.50%
+ 80%	10.00%		80.50%
+ 70%	10.00%		70.50%
+ 60%	10.00%		60.50%
+ 50%	10.00%		50.50%
+ 40%	10.00%		40.50%
+ 30%	10.00%		30.50%
+ 20%	10.00%		20.50%
+ 10%	10.00%		10.50%
+ 5%	10.00%		5.50%

0%	10.00%		0.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.50%
- 10%	10.00%	0.00%	-9.50%
- 20%	10.00%	-10.00%	-19.50%
- 30%	10.00%	-20.00%	-29.50%
- 40%	10.00%	-30.00%	-39.50%
- 50%	N/A	-40.00%	-49.50%
- 60%	N/A	-50.00%	-59.50%
- 70%	N/A	-60.00%	-69.50%
- 80%	N/A	-70.00%	-79.50%
- 90%	N/A	-80.00%	-89.50%
- 100%	N/A	-90.00%	-99.50%

FWP-35

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
October 15, 2008	$140.00	$123.23	$123.52

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $123.52

Protection level: 60.00%

Protection price: $74.11

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.095855

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-36

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-37

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
October 15, 2008	$26.12	$23.06	$23.07

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $23.07

Protection level: 60.00%

Protection price: $13.84

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.346337

Coupon: 17.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.98% per annum

Coupon amount monthly: $14.17

FWP-38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.49%
+ 90%	8.50%		90.49%
+ 80%	8.50%		80.49%
+ 70%	8.50%		70.49%
+ 60%	8.50%		60.49%
+ 50%	8.50%		50.49%
+ 40%	8.50%		40.49%
+ 30%	8.50%		30.49%
+ 20%	8.50%		20.49%
+ 10%	8.50%		10.49%
+ 5%	8.50%		5.49%

0%	8.50%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.51%
- 10%	8.50%	-1.50%	-9.51%
- 20%	8.50%	-11.50%	-19.51%
- 30%	8.50%	-21.50%	-29.51%
- 40%	8.50%	-31.50%	-39.51%
- 50%	N/A	-41.50%	-49.51%
- 60%	N/A	-51.50%	-59.51%
- 70%	N/A	-61.50%	-69.51%
- 80%	N/A	-71.50%	-79.51%
- 90%	N/A	-81.50%	-89.51%
- 100%	N/A	-91.50%	-99.51%

FWP-39

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
October 15, 2008	$26.15	$22.84	$22.88

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $22.88

Protection level: 60.00%

Protection price: $13.73

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.706294

Coupon: 19.60% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.33

FWP-40

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.80%		100.00%
+ 90%	9.80%		90.00%
+ 80%	9.80%		80.00%
+ 70%	9.80%		70.00%
+ 60%	9.80%		60.00%
+ 50%	9.80%		50.00%
+ 40%	9.80%		40.00%
+ 30%	9.80%		30.00%
+ 20%	9.80%		20.00%
+ 10%	9.80%		10.00%
+ 5%	9.80%		5.00%

0%	9.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.80%	4.80%	-5.00%
- 10%	9.80%	-0.20%	-10.00%
- 20%	9.80%	-10.20%	-20.00%
- 30%	9.80%	-20.20%	-30.00%
- 40%	9.80%	-30.20%	-40.00%
- 50%	N/A	-40.20%	-50.00%
- 60%	N/A	-50.20%	-60.00%
- 70%	N/A	-60.20%	-70.00%
- 80%	N/A	-70.20%	-80.00%
- 90%	N/A	-80.20%	-90.00%
- 100%	N/A	-90.20%	-100.00%

FWP-41

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended February 3, 2008. As of the end of fiscal 2007, the company was operating 2,234 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2007, the Company had 2,193 The Home Depot stores located throughout the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), Canada, China and Mexico. At the end of fiscal 2007, the Company operated 34 EXPO Design Center stores, two THD Design Center stores and five Yardbird stores.

On August 30, 2007, the Company closed the sale of HD Supply, for which the Company received $8.3 billion and recognized a loss of $4 million, net of tax, for the sale of the business.

The Company is a Delaware corporation that was incorporated in 1978. The Company’s corporate office is located at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339. The telephone number is (77) 433-8211.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 28, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
March 31, 2008	$31.08	$23.77	$27.97
June 30, 2008	$30.50	$23.32	$23.42
September 30, 2008	$30.74	$20.76	$25.89
October 15, 2008	$21.18	$19.75	$19.83

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $19.83

Protection level: 70.00%

Protection price: $13.88

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.428643

Coupon: 13.40% per annum

Maturity: April 30, 2009

Dividend yield: 4.79% per annum

Coupon amount monthly: $11.17

FWP-42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.70%		102.40%
+ 90%	6.70%		92.40%
+ 80%	6.70%		82.40%
+ 70%	6.70%		72.40%
+ 60%	6.70%		62.40%
+ 50%	6.70%		52.40%
+ 40%	6.70%		42.40%
+ 30%	6.70%		32.40%
+ 20%	6.70%		22.40%
+ 10%	6.70%		12.40%
+ 5%	6.70%		7.40%

0%	6.70%		2.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-2.60%
- 10%	6.70%	-3.30%	-7.60%
- 20%	6.70%	-13.30%	-17.60%
- 30%	6.70%	-23.30%	-27.60%
- 40%	N/A	-33.30%	-37.60%
- 50%	N/A	-43.30%	-47.60%
- 60%	N/A	-53.30%	-57.60%
- 70%	N/A	-63.30%	-67.60%
- 80%	N/A	-73.30%	-77.60%
- 90%	N/A	-83.30%	-87.60%
- 100%	N/A	-93.30%	-97.60%

FWP-43

Ingersoll-Rand Company Limited

According to publicly available information, Ingersoll-Rand Company Limited (the “Company”) is a provider of climate control, industrial and security products. Through its business segments, the Company designs, manufactures, sells and services the following: climate control technologies, including transport temperature control units and refrigerated display merchandisers; industrial technologies, including compressed air systems and tools, as well as the Club Car®, and Ingersoll-Rand® brands; and security technologies, including mechanical and electronic security products.

The Company was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870’s. The Company is the successor to IR-New Jersey following a corporate reorganization that became effective on December 31, 2001.

The linked share’s SEC file number is 001-16831

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$23.94	$14.85	$21.53
March 31, 2003	$22.81	$17.26	$19.30
June 30, 2003	$24.63	$19.06	$23.66
September 30, 2003	$30.00	$23.00	$26.72
December 31, 2003	$34.10	$26.61	$33.94
March 31, 2004	$36.33	$31.27	$33.83
June 30, 2004	$36.78	$29.55	$34.16
September 30, 2004	$34.90	$31.03	$33.99
December 31, 2004	$41.45	$32.63	$40.15
March 31, 2005	$43.96	$35.88	$39.83
June 30, 2005	$41.27	$35.13	$35.68
September 30, 2005	$41.64	$35.30	$38.23
December 30, 2005	$41.48	$35.68	$40.37
March 31, 2006	$44.50	$36.92	$41.79
June 30, 2006	$48.94	$38.75	$42.78
September 29, 2006	$43.33	$35.00	$37.98
December 29, 2006	$41.74	$35.90	$39.13
March 30, 2007	$45.62	$38.26	$43.37
June 29, 2007	$56.63	$43.39	$54.82
September 28, 2007	$56.25	$44.52	$54.47
December 31, 2007	$55.94	$42.94	$46.47
March 31, 2008	$46.57	$34.46	$44.58
June 30, 2008	$46.78	$36.54	$37.43
September 30, 2008	$41.14	$29.18	$31.17
October 15, 2008	$29.46	$19.48	$19.48

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IR

Initial price: $19.48

Protection level: 70.00%

Protection price: $13.64

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.334702

Coupon: 13.50% per annum

Maturity: April 30, 2009

Dividend yield: 3.91% per annum

Coupon amount monthly: $11.25

FWP-44

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		101.96%
+ 90%	6.75%		91.96%
+ 80%	6.75%		81.96%
+ 70%	6.75%		71.96%
+ 60%	6.75%		61.96%
+ 50%	6.75%		51.96%
+ 40%	6.75%		41.96%
+ 30%	6.75%		31.96%
+ 20%	6.75%		21.96%
+ 10%	6.75%		11.96%
+ 5%	6.75%		6.96%

0%	6.75%		1.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.750%	1.75%	-3.04%
- 10%	6.75%	-3.25%	-8.04%
- 20%	6.75%	-13.25%	-18.04%
- 30%	6.75%	-23.25%	-28.04%
- 40%	N/A	-33.25%	-38.04%
- 50%	N/A	-43.25%	-48.04%
- 60%	N/A	-53.25%	-58.04%
- 70%	N/A	-63.25%	-68.04%
- 80%	N/A	-73.25%	-78.04%
- 90%	N/A	-83.25%	-88.04%
- 100%	N/A	-93.25%	-98.04%

FWP-45

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 30, 2008	$126.90	$92.74	$98.98
October 15, 2008	$97.84	$78.49	$79.06

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $79.06

Protection level: 60.00%

Protection price: $47.44

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.648621

Coupon: 17.00% per annum

Maturity: April 30, 2009

Dividend yield: 1.11% per annum

Coupon amount monthly: $14.17

FWP-46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.56%
+ 90%	8.50%		90.56%
+ 80%	8.50%		80.56%
+ 70%	8.50%		70.56%
+ 60%	8.50%		60.56%
+ 50%	8.50%		50.56%
+ 40%	8.50%		40.56%
+ 30%	8.50%		30.56%
+ 20%	8.50%		20.56%
+ 10%	8.50%		10.56%
+ 5%	8.50%		5.56%

0%	8.50%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.44%
- 10%	8.50%	-1.50%	-9.44%
- 20%	8.50%	-11.50%	-19.44%
- 30%	8.50%	-21.50%	-29.44%
- 40%	8.50%	-31.50%	-39.44%
- 50%	N/A	-41.50%	-49.44%
- 60%	N/A	-51.50%	-59.44%
- 70%	N/A	-61.50%	-69.44%
- 80%	N/A	-71.50%	-79.44%
- 90%	N/A	-81.50%	-89.44%
- 100%	N/A	-91.50%	-99.44%

FWP-47

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
October 15, 2008	$37.07	$33.76	$33.88

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $33.88

Protection level: 60.00%

Protection price: $20.33

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.515939

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.16% per annum

Coupon amount monthly: $16.67

FWP-48

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.08%
+ 90%	10.00%		90.08%
+ 80%	10.00%		80.08%
+ 70%	10.00%		70.08%
+ 60%	10.00%		60.08%
+ 50%	10.00%		50.08%
+ 40%	10.00%		40.08%
+ 30%	10.00%		30.08%
+ 20%	10.00%		20.08%
+ 10%	10.00%		10.08%
+ 5%	10.00%		5.08%

0%	10.00%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.92%
- 10%	10.00%	0.00%	-9.92%
- 20%	10.00%	-10.00%	-19.92%
- 30%	10.00%	-20.00%	-29.92%
- 40%	10.00%	-30.00%	-39.92%
- 50%	N/A	-40.00%	-49.92%
- 60%	N/A	-50.00%	-59.92%
- 70%	N/A	-60.00%	-69.92%
- 80%	N/A	-70.00%	-79.92%
- 90%	N/A	-80.00%	-89.92%
- 100%	N/A	-90.00%	-99.92%

FWP-49

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 28, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
September 30, 2008	$38.90	$30.34	$31.56
October 15, 2008	$32.09	$26.50	$26.56

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $26.56

Protection level: 75.00%

Protection price: $19.92

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.650602

Coupon: 14.00% per annum

Maturity: April 30, 2009

Dividend yield: 5.72% per annum

Coupon amount monthly: $11.67

FWP-50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		102.86%
+ 90%	7.00%		92.86%
+ 80%	7.00%		82.86%
+ 70%	7.00%		72.86%
+ 60%	7.00%		62.86%
+ 50%	7.00%		52.86%
+ 40%	7.00%		42.86%
+ 30%	7.00%		32.86%
+ 20%	7.00%		22.86%
+ 10%	7.00%		12.86%
+ 5%	7.00%		7.86%

0%	7.00%		2.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-2.14%
- 10%	7.00%	-3.00%	-7.14%
- 20%	7.00%	-13.00%	-17.14%
- 30%	N/A	-23.00%	-27.14%
- 40%	N/A	-33.00%	-37.14%
- 50%	N/A	-43.00%	-47.14%
- 60%	N/A	-53.00%	-57.14%
- 70%	N/A	-63.00%	-67.14%
- 80%	N/A	-73.00%	-77.14%
- 90%	N/A	-83.00%	-87.14%
- 100%	N/A	-93.00%	-97.14%

FWP-51

Microsoft Corporation

According to publicly available information, Microsoft Corporation (the “Company”) develops and markets software, services, and solutions. The Company does business throughout the world and has offices in more than 100 countries. The Company generates revenue by developing, manufacturing, licensing, and supporting a wide range of software products for many computing devices. Its software products include operating systems for servers, personal computers, and intelligent devices; server applications for distributed computing environments; information worker productivity applications; business solution applications; high-performance computing applications, and software development tools. The Company provides consulting and product support services. The Company also researches and develops advanced technologies for future software products.

The linked share’s SEC file number is 000-14278.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$29.48	$21.00	$25.85
March 31, 2003	$28.66	$22.55	$24.21
June 30, 2003	$26.97	$23.60	$25.61
September 30, 2003	$29.97	$25.25	$27.79
December 31, 2003	$29.46	$24.84	$27.54
March 31, 2004	$28.83	$24.01	$24.97
June 30, 2004	$28.80	$24.85	$28.56
September 30, 2004	$29.90	$26.74	$27.65
December 31, 2004	$30.20	$26.26	$26.71
March 31, 2005	$27.10	$23.82	$24.17
June 30, 2005	$26.09	$23.94	$24.84
September 30, 2005	$27.94	$24.50	$25.73
December 30, 2005	$28.25	$24.25	$26.15
March 31, 2006	$28.38	$26.10	$27.21
June 30, 2006	$27.94	$21.46	$23.30
September 29, 2006	$27.50	$22.23	$27.33
December 29, 2006	$30.26	$27.15	$29.86
March 30, 2007	$31.48	$26.71	$27.87
June 29, 2007	$31.16	$27.56	$29.47
September 28, 2007	$31.84	$27.51	$29.46
December 31, 2007	$37.49	$29.29	$35.60
March 31, 2008	$35.96	$26.87	$28.38
June 30, 2008	$32.10	$27.11	$27.51
September 30, 2008	$28.50	$24.01	$26.69
October 15, 2008	$24.25	$22.51	$22.66

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MSFT

Initial price: $22.66

Protection level: 75.00%

Protection price: $17.00

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.130627

Coupon: 12.50% per annum

Maturity: April 30, 2009

Dividend yield: 1.95% per annum

Coupon amount monthly: $10.42

FWP-52

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.98%
+ 90%	6.25%		90.98%
+ 80%	6.25%		80.98%
+ 70%	6.25%		70.98%
+ 60%	6.25%		60.98%
+ 50%	6.25%		50.98%
+ 40%	6.25%		40.98%
+ 30%	6.25%		30.98%
+ 20%	6.25%		20.98%
+ 10%	6.25%		10.98%
+ 5%	6.25%		5.98%

0%	6.25%		0.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.02%
- 10%	6.25%	-3.75%	-9.02%
- 20%	6.25%	-13.75%	-19.02%
- 30%	N/A	-23.75%	-29.02%
- 40%	N/A	-33.75%	-39.02%
- 50%	N/A	-43.75%	-49.02%
- 60%	N/A	-53.75%	-59.02%
- 70%	N/A	-63.75%	-69.02%
- 80%	N/A	-73.75%	-79.02%
- 90%	N/A	-83.75%	-89.02%
- 100%	N/A	-93.75%	-99.02%

FWP-53

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2007, the Company was home to approximately 3,135 listed companies with a combined market capitalization of over $4.2 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
September 28, 2007	$39.00	$28.50	$37.68
December 31, 2007	$50.47	$37.66	$49.49
March 31, 2008	$49.90	$34.78	$38.66
June 30, 2008	$42.29	$26.48	$26.55
September 30, 2008	$38.80	$22.77	$30.57
October 15, 2008	$29.90	$26.65	$26.75

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $26.75

Protection level: 60.00%

Protection price: $16.05

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.383178

Coupon: 17.50% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.58

FWP-54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	8.75%	-21.25%	-30.00%
- 40%	8.75%	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

FWP-55

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
October 15, 2008	$31.16	$25.72	$25.98

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $25.98

Protection level: 70.00%

Protection price: $18.19

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.491147

Coupon: 19.00% per annum

Maturity: April 30, 2009

Dividend yield: 3.50% per annum

Coupon amount monthly: $15.83

FWP-56

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.75%
+ 90%	9.50%		91.75%
+ 80%	9.50%		81.75%
+ 70%	9.50%		71.75%
+ 60%	9.50%		61.75%
+ 50%	9.50%		51.75%
+ 40%	9.50%		41.75%
+ 30%	9.50%		31.75%
+ 20%	9.50%		21.75%
+ 10%	9.50%		11.75%
+ 5%	9.50%		6.75%

0%	9.50%		1.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.25%
- 10%	9.50%	-0.50%	-8.25%
- 20%	9.50%	-10.50%	-18.25%
- 30%	9.50%	-20.50%	-28.25%
- 40%	N/A	-30.50%	-38.25%
- 50%	N/A	-40.50%	-48.25%
- 60%	N/A	-50.50%	-58.25%
- 70%	N/A	-60.50%	-68.25%
- 80%	N/A	-70.50%	-78.25%
- 90%	N/A	-80.50%	-88.25%
- 100%	N/A	-90.50%	-98.25%

FWP-57

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company conducts operations in over 700 locations across six continents.

On March 11, 2005, the Company acquired all of the outstanding shares of Varco International, Inc. with the issuance of 0.8363 shares of National-Oilwell, Inc. common stock for each Varco common share. The Company then changed its name from National-Oilwell, Inc. to National Oilwell Varco, Inc. The fiscal year ending December 31, 2006 represents the first full year of operations of the combined entities.

On December 16, 2007, the Company agreed to acquire 100% of the outstanding shares of Grant Prideco, Inc. for a combination of $23.20 cash per share and 0.4498 shares of the Company’s. common stock. Consummation of the merger requires approval by the stockholders of Grant Prideco and also approval from various regulatory agencies. The Company anticipates completion of the merger during the second quarter of 2008.

The Company’s principal executive offices are located at 10000 Richmond Avenue, Houston, Texas 77042, its telephone number is (713) 346-7500, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 1-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$11.66	$8.85	$10.92
March 31, 2003	$11.93	$9.58	$11.20
June 30, 2003	$12.43	$10.24	$11.00
September 30, 2003	$10.96	$8.86	$9.07
December 31, 2003	$11.72	$8.75	$11.18
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
October 15, 2008	$28.25	$23.90	$24.07

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $24.07

Protection level: 60.00%

Protection price: $14.44

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.545492

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-59

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2007, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
September 28, 2007	$58.95	$46.42	$51.91
December 31, 2007	$54.57	$48.03	$50.44
March 31, 2008	$56.96	$42.65	$54.32
June 30, 2008	$67.74	$54.25	$62.67
September 30, 2008	$75.53	$57.72	$66.21
October 15, 2008	$53.47	$48.78	$50.27

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $50.27

Protection level: 70.00%

Protection price: $35.19

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.892580

Coupon: 13.40% per annum

Maturity: April 30, 2009

Dividend yield: 2.25% per annum

Coupon amount monthly: $11.17

FWP-60

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.70%		101.13%
+ 90%	6.70%		91.13%
+ 80%	6.70%		81.13%
+ 70%	6.70%		71.13%
+ 60%	6.70%		61.13%
+ 50%	6.70%		51.13%
+ 40%	6.70%		41.13%
+ 30%	6.70%		31.13%
+ 20%	6.70%		21.13%
+ 10%	6.70%		11.13%
+ 5%	6.70%		6.13%

0%	6.70%		1.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-3.87%
- 10%	6.70%	-3.30%	-8.87%
- 20%	6.70%	-13.30%	-18.87%
- 30%	6.70%	-23.30%	-28.87%
- 40%	N/A	-33.30%	-38.87%
- 50%	N/A	-43.30%	-48.87%
- 60%	N/A	-53.30%	-58.87%
- 70%	N/A	-63.30%	-68.87%
- 80%	N/A	-73.30%	-78.87%
- 90%	N/A	-83.30%	-88.87%
- 100%	N/A	-93.30%	-98.87%

FWP-61

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and has conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$2.47	$2.17	$2.40
March 31, 2003	$2.77	$2.42	$2.43
June 30, 2003	$2.85	$2.39	$2.55
September 30, 2003	$3.98	$2.57	$3.69
December 31, 2003	$8.27	$3.63	$7.86
March 31, 2004	$8.61	$5.91	$6.74
June 30, 2004	$7.02	$4.35	$6.89
September 30, 2004	$8.75	$5.99	$8.61
December 31, 2004	$9.30	$6.93	$7.87
March 31, 2005	$11.08	$7.08	$9.24
June 30, 2005	$10.08	$6.90	$7.14
September 30, 2005	$9.45	$7.01	$9.33
December 30, 2005	$11.85	$8.27	$11.16
March 31, 2006	$15.27	$11.05	$14.08
June 30, 2006	$18.32	$11.61	$14.86
September 29, 2006	$16.56	$13.83	$15.42
December 29, 2006	$19.46	$14.36	$17.96
March 30, 2007	$25.50	$16.42	$23.89
June 29, 2007	$32.21	$23.92	$31.42
September 28, 2007	$42.24	$25.08	$41.28
December 31, 2007	$47.75	$32.33	$35.04
March 31, 2008	$39.90	$24.50	$34.61
June 30, 2008	$41.92	$33.37	$35.54
September 30, 2008	$36.18	$18.54	$19.08
October 15, 2008	$13.63	$11.50	$11.50

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCU

Initial price: $11.50

Protection level: 60.00%

Protection price: $6.90

Physical delivery amount: 86($1,000/Initial price)

Fractional shares: 0.956522

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 20.67% per annum

Coupon amount monthly: $16.67

FWP-62

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		110.34%
+ 90%	10.00%		100.34%
+ 80%	10.00%		90.34%
+ 70%	10.00%		80.34%
+ 60%	10.00%		70.34%
+ 50%	10.00%		60.34%
+ 40%	10.00%		50.34%
+ 30%	10.00%		40.34%
+ 20%	10.00%		30.34%
+ 10%	10.00%		20.34%
+ 5%	10.00%		15.34%

0%	10.00%		10.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	5.34%
- 10%	10.00%	0.00%	0.34%
- 20%	10.00%	-10.00%	-9.66%
- 30%	10.00%	-20.00%	-19.66%
- 40%	10.00%	-30.00%	-29.66%
- 50%	N/A	-40.00%	-39.66%
- 60%	N/A	-50.00%	-49.66%
- 70%	N/A	-60.00%	-59.66%
- 80%	N/A	-70.00%	-69.66%
- 90%	N/A	-80.00%	-79.66%
- 100%	N/A	-90.00%	-89.66%

FWP-63

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$11.53	$10.05	$10.60
March 31, 2003	$11.06	$9.16	$10.30
June 30, 2003	$10.91	$9.94	$10.67
September 30, 2003	$12.26	$10.28	$11.76
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
October 15, 2008	$93.22	$76.85	$76.85

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $76.85

Protection level: 60.00%

Protection price: $46.11

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.012362

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.71% per annum

Coupon amount monthly: $16.67

FWP-64

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.36%
+ 90%	10.00%		90.36%
+ 80%	10.00%		80.36%
+ 70%	10.00%		70.36%
+ 60%	10.00%		60.36%
+ 50%	10.00%		50.36%
+ 40%	10.00%		40.36%
+ 30%	10.00%		30.36%
+ 20%	10.00%		20.36%
+ 10%	10.00%		10.36%
+ 5%	10.00%		5.36%

0%	10.00%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.64%
- 10%	10.00%	0.00%	-9.64%
- 20%	10.00%	-10.00%	-19.64%
- 30%	10.00%	-20.00%	-29.64%
- 40%	10.00%	-30.00%	-39.64%
- 50%	N/A	-40.00%	-49.64%
- 60%	N/A	-50.00%	-59.64%
- 70%	N/A	-60.00%	-69.64%
- 80%	N/A	-70.00%	-79.64%
- 90%	N/A	-80.00%	-89.64%
- 100%	N/A	-90.00%	-99.64%

FWP-65

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 28, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
March 31, 2008	$44.85	$35.17	$41.00
June 30, 2008	$50.82	$40.65	$44.37
September 30, 2008	$56.88	$38.67	$42.97
October 15, 2008	$40.05	$36.21	$36.34

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $36.34

Protection level: 70.00%

Protection price: $25.44

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.517887

Coupon: 10.10% per annum

Maturity: April 30, 2009

Dividend yield: 1.59% per annum

Coupon amount monthly: $8.42

FWP-66

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.05%		100.80%
+ 90%	5.05%		90.80%
+ 80%	5.05%		80.80%
+ 70%	5.05%		70.80%
+ 60%	5.05%		60.80%
+ 50%	5.05%		50.80%
+ 40%	5.05%		40.80%
+ 30%	5.05%		30.80%
+ 20%	5.05%		20.80%
+ 10%	5.05%		10.80%
+ 5%	5.05%		5.80%

0%	5.05%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.05%	0.05%	-4.20%
- 10%	5.05%	-4.95%	-9.20%
- 20%	5.05%	-14.95%	-19.20%
- 30%	5.05%	-24.95%	-29.20%
- 40%	N/A	-34.95%	-39.20%
- 50%	N/A	-44.95%	-49.20%
- 60%	N/A	-54.95%	-59.20%
- 70%	N/A	-64.95%	-69.20%
- 80%	N/A	-74.95%	-79.20%
- 90%	N/A	-84.95%	-89.20%
- 100%	N/A	-94.95%	-99.20%

FWP-67

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$2.84	$1.39	$2.19
March 31, 2003	$2.67	$1.79	$2.18
June 30, 2003	$3.91	$2.13	$3.60
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
October 15, 2008	$61.49	$55.11	$55.60

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $55.60

Protection level: 60.00%

Protection price: $33.36

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.985612

Coupon: 20.00% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-68

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-69

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2007, the Company employed approximately 80,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
October 15, 2008	$64.81	$53.70	$54.40

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $54.40

Protection level: 70.00%

Protection price: $38.08

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.382353

Coupon: 15.00% per annum

Maturity: April 30, 2009

Dividend yield: 1.55% per annum

Coupon amount monthly: $12.50

FWP-70

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.78%
+ 90%	7.50%		90.78%
+ 80%	7.50%		80.78%
+ 70%	7.50%		70.78%
+ 60%	7.50%		60.78%
+ 50%	7.50%		50.78%
+ 40%	7.50%		40.78%
+ 30%	7.50%		30.78%
+ 20%	7.50%		20.78%
+ 10%	7.50%		10.78%
+ 5%	7.50%		5.78%

0%	7.50%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.22%
- 10%	7.50%	-2.50%	-9.22%
- 20%	7.50%	-12.50%	-19.22%
- 30%	7.50%	-22.50%	-29.22%
- 40%	N/A	-32.50%	-39.22%
- 50%	N/A	-42.50%	-49.22%
- 60%	N/A	-52.50%	-59.22%
- 70%	N/A	-62.50%	-69.22%
- 80%	N/A	-72.50%	-79.22%
- 90%	N/A	-82.50%	-89.22%
- 100%	N/A	-92.50%	-99.22%

FWP-71

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$9.03	$5.97	$8.20
March 31, 2003	$9.71	$6.82	$8.55
June 30, 2003	$11.65	$8.30	$9.48
September 30, 2003	$10.97	$8.40	$9.80
December 31, 2003	$10.25	$8.27	$9.40
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 28, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
September 30, 2008	$55.08	$28.83	$31.14
October 15, 2008	$21.60	$18.50	$18.50

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $18.50

Protection level: 70.00%

Protection price: $12.95

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.054054

Coupon: 14.50% per annum

Maturity: April 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-72

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

FWP-73

AT&T INC.

According to publicly available information, AT&T Inc. (the “Company”) formerly known as SBC Communications Inc. (SBC), was formed as one of several regional holding companies created to hold AT&T Corp.’s (ATTC) local telephone companies.

The Company ranks among the largest providers of telecommunications services in the United States and the world. The Company offers its services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide.

The services and products that the Company offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.

The linked share’s SEC file number is: 1-8610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$29.08	$19.80	$27.11
March 31, 2003	$31.65	$18.85	$20.06
June 30, 2003	$27.35	$19.65	$25.55
September 30, 2003	$26.85	$21.65	$22.25
December 31, 2003	$26.15	$21.17	$26.07
March 31, 2004	$27.73	$23.66	$24.54
June 30, 2004	$25.68	$23.50	$24.25
September 30, 2004	$26.87	$22.98	$25.95
December 31, 2004	$27.29	$24.55	$25.77
March 31, 2005	$25.98	$23.01	$23.69
June 30, 2005	$24.32	$22.81	$23.75
September 30, 2005	$24.97	$23.23	$23.97
December 30, 2005	$25.58	$21.90	$24.49
March 31, 2006	$28.75	$24.24	$27.04
June 30, 2006	$28.03	$24.72	$27.89
September 29, 2006	$33.76	$26.36	$32.56
December 29, 2006	$36.21	$31.57	$35.75
March 30, 2007	$39.86	$33.21	$39.43
June 29, 2007	$41.54	$38.38	$41.50
September 28, 2007	$42.97	$36.53	$42.31
December 31, 2007	$42.79	$36.25	$41.56
March 31, 2008	$41.94	$32.95	$38.30
June 30, 2008	$40.70	$32.64	$33.69
September 30, 2008	$33.58	$27.51	$27.92
October 15, 2008	$26.12	$24.57	$24.62

*	High, low and closing prices are for the period starting October 1, 2008 and ending October 15, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: T

Initial price: $24.62

Protection level: 75.00%

Protection price: $18.47

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.617384

Coupon: 15.00% per annum

Maturity: April 30, 2009

Dividend yield: 6.39% per annum

Coupon amount monthly: $12.50

FWP-74

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		103.20%
+ 90%	7.50%		93.20%
+ 80%	7.50%		83.20%
+ 70%	7.50%		73.20%
+ 60%	7.50%		63.20%
+ 50%	7.50%		53.20%
+ 40%	7.50%		43.20%
+ 30%	7.50%		33.20%
+ 20%	7.50%		23.20%
+ 10%	7.50%		13.20%
+ 5%	7.50%		8.20%

0%	7.50%		3.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-1.80%
- 10%	7.50%	-2.50%	-6.80%
- 20%	7.50%	-12.50%	-16.80%
- 30%	N/A	-22.50%	-26.80%
- 40%	N/A	-32.50%	-36.80%
- 50%	N/A	-42.50%	-46.80%
- 60%	N/A	-52.50%	-56.80%
- 70%	N/A	-62.50%	-66.80%
- 80%	N/A	-72.50%	-76.80%
- 90%	N/A	-82.50%	-86.80%
- 100%	N/A	-92.50%	-96.80%

FWP-75